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                                                                   EXHIBIT 10.27

                                              December 22, 1998

The Children's Place Retail Stores, Inc.
1 Dodge Drive
West Caldwell, New Jersey 07006

    RE:  1 DODGE DRIVE, WEST CALDWELL, NEW JERSEY

Gentlemen:

    Please be advised that I represent Suburban Mall V Associates in connection with the above captioned Lease Agreement.

    This letter shall confirm the Landlord's Agreement to extend the term of your Lease for a period of two (2) months, which extension shall commence on April 1, 1999 and shall continue through May 31, 1999.

    The annual rent to be paid during the two (2) month extension period shall be FORTY FIVE THOUSAND FOUR HUNDRED FIFTY AND 00/100 ($45,450.00) DOLLARS per month.

    You shall be required to obtain ISRA approval in accordance with the provisions of Article 15.3 of the Lease and deliver the same to the Landlord on or before May 31, 1999.

    In the event the above terms and condition are acceptable to you, kindly execute a copy of this letter which is enclosed herewith and return the same to me in the postage paid envelope which is enclosed for such purpose.

                                          Very truly yours,

                                          /s/ ROBERT K. BROWN
                                          --------------------------------------
                                          Robert K. Brown

RKB/in
13740.286
cc:  Suburban Mall V Associates

    The above terms and conditions are hereby accepted this   day of December,
1998.

                                      THE CHILDREN'S PLACE RETAIL STORES, INC.

                                      By: /s/ STANLEY B. SILVER
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